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                                                                    EXHIBIT 99.3



                                INFOSPACE, INC.

                      NONQUALIFIED STOCK OPTION AGREEMENT
                      -----------------------------------

  This Agreement is made as of__________ (the "GRANT DATE"), between InfoSpace, Inc., a Delaware corporation (the "COMPANY"), and _____________ ("OPTIONEE").

  WHEREAS, pursuant to that certain Agreement and Plan of Merger dated as of May 12, 1998, between InfoSpace, Inc., Outpost Network, Inc., certain stockholders of Outpost, and Outpost Acquisition, Inc. (the "Merger Plan Agreement"), the Company agreed to grant nonqualified stock options ("NSOs") to purchase a total of 298,000 shares of the Company's common stock at an exercise price of $.01 per share to certain former OutPost employees, such as Optionee, to be retained by the Company;

  WHEREAS, the grant of the option described in this Agreement is made pursuant to the Merger Plan Agreement, the terms and conditions of this Agreement and, with the exception of option price terms, upon the other terms and conditions of the Restated 1996 Flexible Stock Incentive Plan (the "Plan"), a copy of which is incorporated into this Agreement by reference.

  NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties to this Agreement hereby agree as follows:

  1. OPTION GRANT. The Company hereby grants to Optionee the right and option to purchase from the Company on the terms and conditions hereinafter set forth, all or any part of an aggregate of ________ shares of the Company's Common Stock (the "STOCK"). This option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE").

  2. OPTION PRICE. The purchase price of the Stock subject to this option shall be $0.01 per share. The term "OPTION PRICE" as used in this Agreement refers to the per share purchase price of the Stock subject to this option.

  3. OPTION PERIOD. This option shall be exercisable only during the option period (the "OPTION PERIOD"), and during such Option Period, the exercisability of the option shall be subject to the limitations of paragraph 4 and the vesting provisions of paragraph 5. The Option Period shall commence on the Grant Date and except as provided in paragraph 4, shall terminate ten years from the Grant Date (the "TERMINATION DATE").

  4. LIMITS ON OPTION PERIOD. The Option Period may end before the Termination Date, as follows:

            (a) If Optionee ceases to be a bona fide employee of or service provider to the Company or an Affiliate (as defined in the Plan) for any reason other than disability or death during the Option Period, unless otherwise determined by the Plan Administrator, (i) the Option Period shall terminate three months after the date of such cessation of employment or service or on the Termination Date, whichever shall first occur, and (ii) the option shall be exercisable only to the extent provided under paragraph 5 on the date of Optionee's cessation of employment or service and thereafter shall cease to be exercisable. In the case of termination of Optionee's employment or services for cause, the option shall automatically terminate upon first notification to Optionee of such termination, unless the Plan Administrator determines otherwise. All of
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Optionee's rights under this option shall be suspended during any investigation of whether Optionee should be terminated for cause.

  The term "CAUSE" as used in this Agreement means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

  The term "DISABILITY" as used in this Agreement means a mental or physical impairment of Optionee that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes Optionee to be unable, in the opinion of the Company and two independent physicians, to perform duties for the Company and to be engaged in any substantial gainful activity. Disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of disability to the Plan Administrator.

            (b) If Optionee dies while in the employ of or service to the Company or any of its Affiliates, unless otherwise determined by the Plan Administrator, (i) the Option Period shall end one year after the date of death or on the Termination Date, whichever shall first occur, and (ii) Optionee's executor or administrator or the person or persons to whom Optionee's rights under this option shall pass by will or by the applicable laws of descent and distribution may exercise this option only to the extent exercisable under paragraph 5 on the date of Optionee's death.

            (c) If Optionee's employment or service is terminated by reason of disability, unless otherwise determined by the Plan Administrator, (i) the Option Period shall end one year after the date of Optionee's cessation of employment or service or on the Termination Date, whichever shall first occur, and (ii) the option shall be exercisable only to the extent exercisable under paragraph 5 on the date of Optionee's cessation of employment or service.

            (d) If Optionee is on a leave of absence from the Company or an Affiliate because of Optionee's disability, or for the purpose of serving the government of the country in which the principal place of employment of Optionee is located, either in a military or civilian capacity, or for such other purpose or reason as the Plan Administrator may approve, Optionee shall not be deemed during the period of such absence, by virtue of such absence alone, to have terminated employment or service with the Company or an Affiliate except as the Plan Administrator may otherwise expressly provide.

  5. VESTING OF RIGHT TO EXERCISE OPTIONS. Subject to other limitations contained in this Agreement, the Optionee shall have the right to exercise this option in accordance with the following schedule:

            (a) As to 25% of the total number of shares of Stock covered by the option, at any time after one year from the vesting commencement date, which is ___________ (the "Vesting Commencement Date");

            (b) As to an additional 2.08333% of the total number of shares of Stock covered by the option, at any time after the end of each one-month period thereafter, such that the option shall be fully exercisable four years after the Vesting Commencement Date.

            (c) Any portion of the option that is not exercised shall accumulate and may be exercised at any time during the Option Period prior to the Termination Date. No partial exercise of this option may be for less than 5% of the total number of shares of Stock then available under this option. In no event shall the Company be required to issue fractional shares.
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  6.  METHOD OF EXERCISE.  Optionee may exercise the option with respect to all or any part of the shares of Stock then subject to such exercise as follows:

            (a) By giving the Company written notice of such exercise, specifying the number of such shares of Stock as to which this option is exercised. Such notice shall be accompanied by an amount equal to the Option Price of such shares, in the form of any one or combination of the following:
(i) cash; (ii) a certified check, bank draft, postal or express money order payable to the order of the Company in lawful money of the United States; (iii) shares of Stock valued at fair market value; or (iv) if authorized for Optionee by the Plan Administrator, notes. The shares of Stock shall be valued in accordance with procedures established by the Plan Administrator. Any note used to exercise this option shall be a full recourse, interest-bearing obligation containing such terms as the Plan Administrator shall determine. If a note is used, the Optionee agrees to execute such further documents as the Plan Administrator may deem necessary or appropriate in connection with issuing the note, perfecting a security interest in the Stock purchased with the note, and any related terms or conditions that the Plan Administrator may propose. Such further documents may include, not by way of limitation, a security agreement, an escrow agreement, a voting trust agreement and an assignment separate from certificate. In the event that the exercise price is satisfied by the Plan Administrator retaining from the shares of Stock otherwise to be issued to Optionee shares of Stock having a value equal to the exercise price, the Plan Administrator may issue Optionee an additional option, with terms identical to this Agreement, entitling Optionee to purchase additional Stock in an amount equal to the number of shares of Stock so retained.

            (b) At the Plan Administrator's discretion, Optionee (and Optionee's spouse, if any) shall be required, as a condition precedent to acquiring Stock through exercise of the option, to execute one or more agreements relating to obligations in connection with ownership of the Stock or restrictions on transfer of the Stock no less restrictive than the obligations and restrictions to which the other stockholders of the Company are subject at the time of such exercise, including repurchase and first refusal rights by the Company.

            (c) If required by the Plan Administrator, Optionee shall give the Company satisfactory assurance in writing, signed by Optionee or Optionee's legal representative, as the case may be, that such shares are being purchased for investment and not with a view to the distribution thereof; provided, however, that such assurance shall be deemed inapplicable to (i) any sale of such shares by such Optionee made in accordance with the terms of a registration statement covering such sale, which may hereafter be filed and become effective under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and with respect to which no stop order suspending the effectiveness thereof has been issued, and (ii) any other sale of such shares with respect to which, in the opinion of counsel for the Company, such assurance is not required to be given in order to comply with the provisions of the Securities Act.

            (d) As soon as practicable after receipt of the notice required in paragraph 6(a) and satisfaction of the conditions set forth in paragraphs 6(b) and 6(c), the Company shall, without transfer or issue tax and without other incidental expense to Optionee, deliver to Optionee at the principal offices of the Company, at 8424 154th Avenue NE, Redmond, Washington 98052, attention of the Secretary, or such other place as may be mutually acceptable to the Company and Optionee, a certificate or certificates of such shares of Stock; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with applicable registration requirements under the Securities Act, the Securities Exchange Act of 1934, as amended, any applicable listing requirements of any national securities exchange or the Nasdaq National Market, and requirements under any other law or regulation applicable to the issuance or transfer of such shares.
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  7.  CORPORATE TRANSACTIONS.

            (a) If there should be any change in a class of Stock subject to this option, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend or other change in the corporate structure of the Company, the Company shall make appropriate adjustments in order to preserve, but not to increase, the benefits to Optionee, including adjustments in the number of shares of such Stock subject to this option and in the per share purchase price thereof. Any adjustment made pursuant to this paragraph 7 as a consequence of a change in the corporate structure of the Company shall not entitle Optionee to acquire a number of shares of such Stock of the Company or shares of stock of any successor company greater than the number of shares Optionee would receive if, prior to such change, Optionee had actually held a number of shares of such Stock equal to the number of shares subject to this option.

            (b) For purposes of this paragraph 7, a "CORPORATE TRANSACTION" shall include any of the following stockholder-approved transactions to which the Company is a party:

            (i) a merger or consolidation in which the Company is not the surviving entity, except for (1) a transaction the principal purpose of which is to change the state of the Company's incorporation, or (2) a transaction in which the Company's stockholders immediately prior to such merger or consolidation hold (by virtue of securities received in exchange for their shares in the Company) securities of the surviving entity representing more than 50% of the total voting power of such entity immediately after such transaction;

            (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company unless the Company's stockholders immediately prior to such sale, transfer or other disposition hold (by virtue of securities received in exchange for their shares in the Company) securities of the purchaser or other transferee representing more than 50% of the total voting power of such entity immediately after such transaction; or

            (iii) any reverse merger in which the Company is the surviving entity but in which the Company's stockholders immediately prior to such merger do not hold (by virtue of their shares in the Company held immediately prior to such transaction) securities of the Company representing more than 50% of the total voting power of the Company immediately after such transaction.

            (c) In the event of any Corporate Transaction, this option shall terminate immediately prior to the specified effective date of the Corporate Transaction unless assumed by the successor corporation or its parent company, pursuant to options providing substantially equal value and having substantially equivalent provisions as the options granted pursuant to this Agreement.

  8. LIMITATIONS ON TRANSFER. This option shall, during Optionee's lifetime, be exercisable only by Optionee, and this option shall not be transferable by Optionee by operation of law or otherwise other than by will or the laws of descent and distribution. In the event of any attempt by Optionee to alienate, assign, pledge, hypothecate, or otherwise dispose of this option, except as provided for in this Agreement, or in the event of the levy of any attachment, execution, or similar process upon the option, the Company at its election may terminate this option by notice to Optionee and this option shall thereupon become null and void.

  9. NO STOCKHOLDER RIGHTS. Neither Optionee nor any person entitled to exercise Optionee's rights in the event of his death shall have any of the rights of a stockholder with respect to the shares of Stock subject to this option except to the extent the certificates for such shares shall have been issued upon the exercise of this option.
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  10.  NO EFFECT ON TERMS OF EMPLOYMENT.  SUBJECT TO THE TERMS OF ANY WRITTEN
EMPLOYMENT CONTRACT TO THE CONTRARY, THE COMPANY (OR ITS AFFILIATE WHICH EMPLOYS OPTIONEE) SHALL HAVE THE RIGHT TO TERMINATE OR CHANGE THE TERMS OF EMPLOYMENT OF OPTIONEE AT ANY TIME AND FOR ANY REASON WHATSOEVER, WITH OR WITHOUT CAUSE.

  11. NOTICE. Any notice required to be given under the terms of this Agreement shall be addressed to the Company in care of its Secretary at the Office of the Company set forth in paragraph 6 hereof, and any notice to be given to Optionee shall be addressed to Optionee at the address given beneath Optionee's signature to this Agreement, or such other address as either party to this Agreement may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

  12.  LOCK-UP AGREEMENT.

            (a) Optionee, if requested by the Company and the lead underwriter of any public offering of the Common Stock or other securities of the Company (the "LEAD UNDERWRITER"), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act, or such shorter period of time as the Lead Underwriter shall specify. Optionee further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Common Stock subject until the end of such period. The Company and Optionee acknowledge that each Lead Underwriter of a public offering of the Company's stock, during the period of such offering and for the 180-day period thereafter, is an intended beneficiary of this Section 12.

            (b) Notwithstanding the foregoing, Section 12(a) shall not prohibit Optionee from transferring any shares of Common Stock or securities convertible into or exchangeable or exercisable for the Company's Common Stock either during Optionee's lifetime or on death by will or intestacy to Optionee's immediate family or to a trust the beneficiaries of which are exclusively Optionee and/or a member or members of Optionee's immediate family; provided, however, that prior to any such transfer, each transferee shall execute an agreement pursuant to which each transferee shall agree to receive and hold such securities subject to the provisions of Section 12 hereof. For the purposes of this paragraph, the term "IMMEDIATE FAMILY" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

            (c) During the period from identification as a Lead Underwriter in connection with any public offering of the Company's Common Stock until the earlier of (i) the expiration of the lock-up period specified in Section 12(a) in connection with such offering or (ii) the abandonment of such offering by the Company and the Lead Underwriter, the provisions of the Section 12 may not be amended or waived except with the consent of the Lead Underwriter.

  13. PLAN ADMINISTRATOR DECISIONS CONCLUSIVE. All decisions of the Plan Administrator upon any question arising under the Plan or under this Agreement shall be conclusive.

  14. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company. Where the context permits, "OPTIONEE" as used in this Agreement
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shall include Optionee's spouse, executor, administrator or other legal representative or the person or persons to whom Optionee's rights pass by will or the applicable laws of descent and distribution.

  15. WITHHOLDING. Optionee agrees to withholding of shares from exercise for satisfaction of any applicable federal, state or local income tax or employment tax withholding requirements. The Plan Administrator may issue Optionee an additional option, with terms identical to this option agreement, entitling Optionee to purchase additional Stock in an amount equal to the number of shares so retained.

  16. WASHINGTON LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Washington.

  IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement as of the day and year first above written. Optionee hereby accepts the nonqualified stock option described above and acknowledges receipt of a copy of this Agreement and the Plan.


                                      INFOSPACE, INC., a Delaware corporation

                                        By:  ___________________________________
                                        Name:  _________________________________
                                        Title:  ________________________________

                                        OPTIONEE
     Dated:  _________________          Name:  ________________________________
                                        Address:  _____________________________
                                        _______________________________________
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                                  ATTACHMENT A
                                  ------------

                               CONSENT OF SPOUSE

  I, ____________________________________________, spouse of
___________________, have read and understood the foregoing Agreement and Plan. In consideration of granting my spouse the right to purchase shares of InfoSpace, Inc., as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights of the Agreement insofar as I may have any rights under such community property laws of the State of Washington or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

     Dated: __________________       By: _____________________________

     By his or her signature below, the Optionee represents that he or she is not legally married as of the date of execution of this Agreement.

Dated:  _________________

                              __________________________________
                              Optionee's Signature